EXHIBIT 3.1.2

                                                      STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                  FILED 01:30 PM 11/19/2001
                                                      010585380 - 2972023

                             CERTIFICATE OF MERGER

                                       OF

                         eINSURE NETWORKS CORPORATION,
                             a Delaware corporation

                                      AND

                         TRANS-CENTURY RESOURCES, INC.,
                              a Texas corporation




     Pursuant to the provisions of ss.252 of Delaware General Corporation Law, the undersigned corporation certifies the following certificate of merger adopted for the purpose of effecting a merger in accordance with the provisions of subchapter IX of Delaware General Corporation Law.

     1. The name and state of domicile of each of the constituent entities are:

          Name                                 State of Domicile
          ----                                 -----------------
          eInsure Networks Corporation         Delaware

          Trans-Century Resources, Inc.        Texas

     2. An agreement and plan of merger (the "Agreement and Plan") was approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the provisions of ss.252 of Delaware General Corporation Law and the laws of the state of each of the constituent entities.

     3. The surviving corporation in the merger is eInsure Networks Corporation, which shall hereinwith be changed to Trans-Century Resources, Inc., a Delaware corporation.

     4. The certificate of incorporation of eInsure Networks Corporation as amended by the Agreement and Plan is to be the certificate of incorporation of the surviving corporation. The Restated Certificate of Incorporation of eInsure Networks Corporation is amended as follows:


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     (a) The First  Article of the  Restated  Certificate  of  Incorporation  of
eInsure Networks Corporation is amended to read in its entirety as follows:

          FIRST:  The name of the corporation is TRANS-CENTURY
     RESOURCES, INC., hereinafter referred to as the "Corporation."

     (b) The Second Article of the Restated Certificate of Incorporation of eInsure Networks Corporation is amended to read in its entirety as follows:

          SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, County of New Castle. The name of the registered agent of the Corporation at that address is The Corporation Trust Company.

     5. The executed Agreement and Plan is on file at the office of business of the surviving corporation, located at 8140 Mo-Pac, Westpark III, Suite 200, Austin, Texas 78759.

     6. A copy of the Agreement and Plan will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     7. The authorized capital stock of each foreign corporation which is a party to the merger is as follows:


                                                           Par value per share
                                                               or statement
                                                             that shares are
       Corporation         Class       Number of Shares     without par value
       -----------         -----       ----------------    -------------------

     Trans-Century    Common Stock       2,000              without par value
     Resources, Inc.

     This Certificate of Merger has been executed as of the 15th day of November, 2001.


                                                  eInsure Networks Corporation
                                                  (a Delaware Corporation)


                                              By:  /s/ George Todt
                                                  ---------------------------
                                                     George Todt
                                                     President